SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549


                              FORM 8-K

         CURRENT REPORT pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  July 23, 2002


                       COVEST BANCSHARES, INC.
       (Exact name of Registrant as specified in its charter)


       Delaware               0-20160               36-3820609
   (State or other      (Commission File No.)      (IRS Employer
    jurisdiction of                                 Number
    Incorporation)


            749 Lee Street, Des Plaines, Illinois    60016
         (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, July 23, 2002, the Company issued a press release pertaining to second quarter 2002 results. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1        Second Quarter 2002 Earnings Release


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2002


                          COVEST BANCSHARES, INC.



                          By:   /s/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:   /s/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer


CoVest Bancshares, Inc. Reports 42 Percent Increase in Diluted Earnings per Share for the Second Quarter of 2002 over the same period in 2001.

DES PLAINES, IL. July 23, 2002 - CoVest Bancshares, Inc.'s (Nasdaq/COVB) Net income was $1,680,000 for the second quarter of 2002, up 28% over $1,312,000 for the same period in 2001. Basic earnings per share were $0.49, a 44% increase compared to $0.34 for the second quarter of 2001. Diluted earnings per share were $0.47, a 42% increase compared to $0.33 for the second quarter of 2001.

Return on average equity and return on average assets during the second quarter of 2002 were 14.61% and 1.11% respectively, compared to 10.73% and 0.91% for the second quarter in 2001.

The Company's efficiency ratio improved to 55.89% compared to 61.39% in the second quarter of 2001. The Company's goal is to maintain an efficiency ratio at lower than 56% for 2002.

Cash earnings (net income adjusted for the after tax impact of amortization of goodwill) for the second quarter of 2002 were $1,711,000, or $0.50 (basic) and $0.48 (diluted) earnings per share, compared to $1,343,000, or $0.35 (basic) and $0.34 (diluted) earnings per share for the same period in 2001.

Net interest income for the second quarter of 2002 increased $327,000, or 7% compared to the same period in 2001. The increase in net interest income can be attributed to the Company being in a liability sensitive position, where liabilities reprice faster than assets, in 2001 when rates were declining. The net interest spread for the second quarter of 2002 was 3.17% compared to 2.85% for the same period in 2001. The weighted average yield on interest-earning assets was 6.25% for the second quarter of 2002, a decrease of 149 basis points compared to 7.74% in 2001. The weighted average cost of interest-bearing liabilities was 3.08% for the second quarter of 2002, a decrease of 181 basis points compared to 4.89% in 2001. The sale of the $54 million of the mortgage loan portfolio in March 2001 provided the Company with funds to payoff higher cost borrowings and afforded the Company the opportunity to price its deposits moderately. The increase in average non-interest bearing deposits by $4.7 million, or 17%, also contributed to this situation. Net interest margin was 3.54% for the second quarter of 2002 compared to 3.48% for the same period in 2001. The Company is currently asset sensitive.

The Company's total interest income (tax equivalent) on earning assets decreased 15% to $9,134,000 for the second quarter of 2002 compared to $10,801,000 for the same period in 2001. Average balance of interest earning assets increased 5% to $584.2 million for the second quarter of 2002 compared to $558.3 million for the same period in 2001. The Federal Reserve's rate reductions in 2001 caused a decrease in the Company's loan index rates and prompted prepayments in the loan portfolio, particularly in the multi-family loan portfolio, which is mostly comprised of adjustable rate loans with floors established upon origination. Loan costs associated with the sale of the $20.1 million from the multi-family loan portfolio amounted to $139,000. Loan costs associated with loan prepayments in the multi-family loan portfolio amounted to $78,000. Average yield earned on loans for the second quarter of 2002 was 6.55%, a 160 basis point decrease compared to 8.15% for the same period in 2001. Average yield earned on investment securities for the second quarter of 2002 was 5.12%, an 80 basis point decrease compared to 5.92% for the same period in 2001. Other investments, which is comprised of overnight investments, yielded 1.61% for the second quarter, a 260 basis point decrease compared to 4.21% in 2001. The increased volume of loans and investments partially offset the effect of the income reduction from falling interest rates.

It has been the Company's strategy for the last year to concentrate of funding short-term adjustable rate loans to minimize our exposure to rising interest rates. The Company sold $20.1 million of its multi-family loan portfolio in April 2002 to better position itself in an increasing rate environment. The sale consisted of 5-year adjustable rate loans where the rates are fixed for the first 5-year term and then reprice off the 5-year Treasury index for the next five years. The loans were sold at 7% pass through until the next rate adjustment date, where the service fee will be set at .25% and the pass through rate will be adjusted accordingly. The gross coupon rates range from 7.25% to 9.625%. The Company desires to originate prime based rate multi-family loans, as a result, payoffs from normal business have exceeded originations. The liquidity from the sale will enable the Company to price its deposits moderately. In July 2002, the Company prepaid a $6 million FHLB Term Advance maturing October 2002 at a rate of 2.39%.

Total interest expense decreased 33% to $3,961,000 for the second quarter of 2002 compared to $5,940,000 for the same period in 2001. The average cost of deposits was 2.92% for the second quarter of 2002, a 185 basis point decrease compared to 4.77% for same period of 2001. The average costs of certificates of deposit, jumbo CDs and purchased CDs reduced by 213, 346 and 277 basis points respectively. The sale of the $54 million in the mortgage loan portfolio in March 2001 provided liquidity and afforded the Company the opportunity to price its deposits moderately and lower than market. The average cost of borrowings decreased to 3.99%, a 180 basis point decrease compared to
5.79% for the second quarter of 2001.   The cost of FHLB Term Advances
decreased by 200 basis points in the second quarter of 2002. The Company was able to pay off its higher cost advances in the early part of 2001 and took on advances in the latter part of 2001 when rates were lower.

The provision for loan losses was $164,000 for the second quarter of 2002, a 34% decrease compared to $250,000 for the same period in 2001. The Company provided for loan losses equal to net charge-offs for the second quarter of 2002.

On a quarterly basis, management of the Company meets to review the adequacy of the Allowance for Loan Losses. Each loan officer grades his or her individual commercial credits and the Company's outsourced loan review function validates the officer's grades. In the event that loan review results in a downgrade of the loan, it is included in the allowance analysis at the lower grade. The grading system is in compliance with the regulatory classification and the allowance allocated to the loans based on the regulatory grading, except in instances where there are known differences (i.e. collateral value is nominal, etc.) Once the specific portion of the allowance is calculated, management then calculates an historical portion for each loan category based on loan loss history, current economic conditions and trends in the portfolio, including delinquencies and impairments.

Total assets increased by 3% to $604.2 million as of June 30, 2002, as compared to $585.7 million at December 31, 2001. Total liabilities increased by 3% to $557.7 million, as compared to $540.6 million as of December 31, 2001. Stockholders' equity increased by 3% to $46.5 million, as compared to $45.2 million as of December 31, 2001.

Cash and cash equivalents increased to $29.9 million at June 30, 2002 from $6.6 million at December 31, 2001. The change was from the increase in deposits and from the sale of multi-family loans in the latter part of April 2002. The funds will be used to pay off higher yielding purchased certificates of deposits and Federal Home Loan Bank term advances.

Securities increased by 26% to $65.9 million from $52.2 million as of December 31, 2001. U.S. government agencies increased 47% to $46.9 million from $31.9 million as of December 31, 2001. The issues consisted of Federal Home Loan Bank Multi-Step Agencies with maturities out to 5 years, callable semi-annually with coupon resets annually. Initial coupons range for 3.75% to 5.00%. Investments not used to secure public fund repurchase agreements and deposits will be sold as needed to fund higher yielding variable rate loans.

Net loans receivable decreased 4% to $490.7 million as of June 30, 2002, as compared to $509.6 million as of December 31, 2001. It has been the Company's strategy for the last year to concentrate on funding short-term adjustable rate loans to minimize our exposure to rising interest rates. Commercial loans increased to $51.8 million compared to $47.0 million as of December 31, 2001. Commercial real estate loans decreased to $72.3 million compared to $79.4 million as of December 31, 2001. Construction loans decreased to $47.4 million compared to $58.8 million as of December 31, 2001. The Company is not actively expanding its new construction lending, but still is funding prior commitments and expects to see an overall decrease in balances by year-end. Multi-family loans increased slightly to $226.0 million compared to $223.4 million as of December 31, 2001. The multi-family loan portfolio is comprised of adjustable rate loans with floors established upon origination. The Company continues to originate adjustable rate multi-family loans; however, prepayments with regular payments exceeded the originations. In April 2002, the Company sold $20.1 million of its multi-family loan portfolio to better position itself in an increasing rate environment. The sale consisted of 5-year adjustable rate loans where the rate is fixed for the first 5-year term and then reprice off the 5-year Treasury index for the next five years. There was no gain or loss on the transactions and the loans were sold at 7% pass-through until the next rate adjustment date. At the next rate adjustment date, the service fee will be set at .25% and the pass through rate will be adjusted accordingly. The gross coupon rates range from 7.25% to 9.625%. The overall average gross rate was 8.00%. The Company retains the servicing of the loans and a 50/50 split of the prepayment fee was negotiated for the life of the contract. Mortgage loans decreased to $55.6 million compared to $58.2 million as of December 31, 2001. Consumer loans decreased to $42.4 million compared to $46.3 million as of December 31, 2001.

Total deposits increased 3% to $469.2 million as of June 30, 2002, as compared to $456.0 million as of December 31, 2001. Savings deposits increased 42% to $74.2 million compared to $52.1 million as of December 31, 2001. The High Yield Money Market account decreased 14% to $98.3 million compared to $113.9 million as of December 31, 2001. The Company believes that the decrease in the High Yield Money Market account is caused by the decline in the 91-day Treasury Bill rate to which the account is indexed. The Company also believes that the decrease in the average High Yield Money Market account index rate to 1.72% caused the savings deposits to increase as the savings account rate remained at a fixed 2.50%. Non-interest bearing checking accounts and interest bearing checking accounts increased $3.4 million, or 11%, and $1.3 million, or 4%, respectively. The decrease in jumbo certificates of deposits by $9.0 million was offset by an increase in purchased certificates of deposit by $10.2 million. The Company had not purchased any out-of-market certificates of deposits since March 2002. Certificates of deposit remained at relatively the same level at $172.9 million.

Total borrowings increased 4% to $76.2 million compared to $73.4 million as of December 31, 2001. Short-term borrowings decreased $2.2 million. Included in short-term borrowings is a $2.2 million note incurred in connection with the Company's stock repurchase program. This borrowing will be repaid from the dividends from the Bank over the next several quarters. Long-term borrowings increased $5.0 million. An 18-month advance was taken in January 2002 to fund loan growth. Long-term borrowings consisted of FHLB Term Advances and are the primary source of funding subject to collateral availability.

Stockholders' equity totaled $46.5 million at June 30, 2002. The number of shares outstanding excluding unallocated Employee Stock
Ownership Plan shares was 3,415,398 and the book value per common share outstanding was $13.62.

On February 22, 2002, the Employee Stock Ownership Plan purchased 81,477 shares of CoVest Bancshares, Inc. common stock, held in the Company's treasury, for an aggregate purchase price of $1,500,000, or $18.41 per share. A new loan, internally financed, in the amount of $1.5 million plus interest will be repaid over a period of fifteen years from earnings generated by the Company. $50,000 plus interest have been paid during the first six months of 2002.

The Company announced its 24th stock repurchase program on March 29, 2002, enabling the Company to repurchase 100,000 shares of its outstanding stock. The repurchase was completed on June 18, 2002. A total of 100,000 shares were repurchased at an average price of $21.32.

The Company announced its 25th stock repurchase program on June 18, 2002, enabling the Company to repurchase 100,000 shares of its outstanding stock. A total of 5,476 shares were repurchased at an average price of $22.04.

At June 30, 2002, the allowance for loan losses was $6.6 million as compared to $6.5 million as of December 31, 2001. The Company recognized net charge-offs of $533,000 and provided an additional $636,000 during the first six months of 2002. Management believes that the allowance for loan losses at June 30, 2002, was at a level adequate to absorb probable incurred losses on existing loans. However, there can be no assurance that such losses will not exceed estimated amounts.

At June 30, 2002, total non-performing loans amounted to $2,285,000, or 0.38% of total assets compared to $2,538,000, or 0.43% of total assets at December 31, 2001. A $1,540,000 motel property in Wisconsin that had been categorized as a non-accrual loan as of December 31, 2001, was foreclosed on and sold in April, 2002. An additional $240,000 of this loan was charged-off prior to its move to Other Real Estate Owned. A $1,426,000 multi-family loan was classified in non-accrual status in June 2002. The Company charged off $159,000 of this loan during the second quarter.

The Company had no impaired loans as of June 30, 2002.

Total Other Real Estate Owned increased to $746,000 at June 30, 2002 compared to $661,000 as of December 31, 2001. The properties represent one single-family property for $85,000 and an undeveloped commercial real estate property in Chicago for $661,000. The Company has received purchase contracts on both properties and expects no losses.


SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of CoVest Bancshares, Inc., a Delaware corporation (the "Company") and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, the following:

The strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which may be less favorable than expected and may result in, among other things, a deterioration in the credit quality and value of the Company's assets.

The economic impact of the terrorist attacks that occurred on September 11th, as well as any future threats and attacks, and the response of the United States to any such threats and attacks.

The effects of, and changes in, federal, state and local laws, regulations and policies affecting banking, securities, insurance and monetary and financial matters.

The effects of changes in interest rates (including the effects of changes in the rate of prepayments of the Company's assets) and the policies of the Board of Governors of the Federal Reserve System.

The ability of the Company to compete with other financial institutions as effectively as the Company currently intends due to increases in competitive pressures in the financial services sector.

The inability of the Company to obtain new customers and to retain existing customers.

The timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet.

Technological changes implemented by the Company and by other parties, including third party vendors, which may be more difficult or more expensive than anticipated or which may have unforeseen consequences to the Company and its customers.

The ability of the Company to develop and maintain secure and reliable electronic systems.

The ability of the Company to retain key executives and employees and the difficulty that the Company may experience in replacing key executives and employees in an effective manner.

Consumer spending and saving habits which may change in a manner that affects the Company's business adversely.

Business combinations and the integration of acquired businesses which may be more difficult or expensive than expected.

The costs, effects and outcomes of existing or future litigation.

Changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board.

The ability of the Company to manage the risks associated with the foregoing as well as anticipated.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


COVEST BANCSHARES, INC.
FINANCIAL HIGHLIGHTS
(Unaudited)

                                          THREE MONTHS ENDED
                                       JUNE 30,        JUNE 30,
                                         2002            2001         %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)          $5,173,000      $4,861,000           6%

   Net Core Income*                   $1,680,000      $1,312,000          28%

   Net Income                         $1,680,000      $1,312,000          28%

   Per Share

      Basic                                $0.49           $0.34          44%

      Basic (core)*                        $0.49           $0.34          44%

      Diluted                              $0.47           $0.33          42%

      Diluted (core)*                      $0.47           $0.33          42%

Key Ratios:

   Return on Average Assets                 1.11%           0.91%         22%

   Return on Average Assets (core)*         1.11%           0.91%         22%

   Return on Average Equity                14.61%          10.73%         36%

   Return on Average Equity (core)*        14.61%          10.73%         36%

   Net Interest Margin                      3.54%           3.48%          2%

   Average Stockholders' Equity to
     Average Assets                         7.62%           8.48%        -10%

Risk-Based Capital Ratios:

   Tier I

      Company                              11.1%           11.7%          -5%

      Bank                                 11.1%           11.1%           0%

   Total

      Company                              12.3%           13.0%          -5%

      Bank                                 12.3%           12.4%          -1%

Common Stock Data:

   Cash Dividends Declared per Share       $0.08           $0.08           0%

   Book Value per Share                   $13.62          $12.92           5%

   Price/Earnings Ratio                    12.48x          11.78x          6%



* Core net income: net income, adjusted for the after tax effect of the gain on sale of loans in the amount of $249,000, that occurred in the first quarter of 2001.

COVEST BANCSHARES, INC.
FINANCIAL HIGHLIGHTS
(Unaudited)

                                          SIX MONTHS ENDED
                                       JUNE 30,        JUNE 30,
                                         2002            2001         %CHANGE
                                      ----------      ----------      --------
Earnings:

   Net Interest Income (FTE)         $10,808,000      $9,590,000          13%

   Net Core Income*                   $3,293,000      $2,508,000          31%

   Net Income                         $3,293,000      $2,747,000          20%

   Per Share

      Basic                                $0.96           $0.71          35%

      Basic (core)*                        $0.96           $0.65          48%

      Diluted                              $0.91           $0.70          30%

      Diluted (core)*                      $0.91           $0.64          42%

Key Ratios:

   Return on Average Assets                 1.10%           0.95%         16%

   Return on Average Assets (core)*         1.10%           0.86%         28%

   Return on Average Equity                14.38%          11.31%         27%

   Return on Average Equity (core)*        14.38%          10.28%         40%

   Net Interest Margin                      3.73%           3.41%          9%

   Average Stockholders' Equity to
     Average Assets                         7.66%           8.36%         -8%

Risk-Based Capital Ratios:

   Tier I

      Company                              11.1%           11.7%          -5%

      Bank                                 11.1%           11.1%           0%

   Total

      Company                              12.3%           13.0%          -5%

      Bank                                 12.3%           12.4%          -1%

Common Stock Data:

   Cash Dividends Declared per Share       $0.16           $0.16           0%

   Book Value per Share                   $13.62          $12.92           5%

   Price/Earnings Ratio                    12.48x          11.78x          6%



* Core net income: net income, adjusted for the after tax effect of the gain on sale of loans in the amount of $249,000, that occurred in the first quarter of 2001.



COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands, except
 per share data)

                                             JUNE 30, 2002        DEC 31, 2001
ASSETS                                       -------------        ------------
------------
CASH ON HAND AND IN BANKS                        $ 13,376            $  6,552

INTEREST BEARING DEPOSITS                          16,480                  21
                                                 --------            --------
   Cash and Cash Equivalents                       29,856               6,573

SECURITIES:
   Securities Available-for-Sale                   55,354              40,897
   Mortgage-Backed and Related
      Securities Available-for-Sale                 3,012               3,948
   Federal Home Loan Bank and
      Federal Reserve Bank Stock                    7,504               7,319
                                                 --------            --------
TOTAL SECURITIES                                   65,870              52,164

LOANS RECEIVABLE:
   Commercial Loans                                51,786              47,024
   Multi-Family Loans                             225,955             223,613
   Commercial Real Estate Loans                    72,300              79,443
   Construction Loans                              47,379              58,796
   Commercial/Municipal Leases                      1,121               1,778
   Mortgage Loans                                  55,598              58,175
   Consumer Loans                                  42,382              46,273
   Mortgage Loans Held for Sale                       869               1,065
                                                 --------            --------
      TOTAL LOANS RECEIVABLE                      497,390             516,167
   Allowance for Loan Losses                     (  6,650)            ( 6,547)
                                                 --------            --------
LOANS RECEIVABLE, NET                             490,740             509,620

ACCRUED INTEREST RECEIVABLE                         2,923               3,281
PREMISES AND EQUIPMENT                              9,241               9,466
OTHER REAL ESTATE OWNED                               746                 661
GOODWILL                                            1,235               1,338
MORTGAGE SERVICING RIGHTS                             177                 222
OTHER ASSETS                                        3,459               2,404
                                                 --------            --------
TOTAL ASSETS                                     $604,247            $585,729
                                                 ========            ========






COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Continued)
(Unaudited)

(Dollars in thousands, except per share data)

                                             JUNE 30, 2002        DEC 31, 2001
                                             -------------        ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
LIABILITIES:
   Deposits:
      Non-Interest Bearing                       $ 34,376            $ 30,993
      Interest Bearing Checking                    30,588              29,339
      Savings Accounts                             74,210              52,141
      Money Market Accounts                        98,339             113,864
      Certificates of Deposit                     172,898             172,055
      Jumbo CDs                                     2,831              11,834
      Purchased CDs                                55,963              45,776
                                                  -------             -------
                                                  469,205             456,002
   Short-Term Borrowings and Securities
      Sold U/A to Repurchase                       27,217              29,425
   Long-Term Advances from Federal
      Home Loan Bank                               49,000              44,000
   Advances from Borrowers for Taxes and
      Insurance                                     5,599               4,865
   Accrued Expenses and Other Liabilities           6,701               6,286
                                                  -------             -------
TOTAL LIABILITIES                                 557,722             540,578

STOCKHOLDERS' EQUITY:
   Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 4,403,803
      shares issued at 6/30/02 and 12/31/01
      respectively                                     44                  44
   Additional Paid-in Capital                      18,325              17,268
   Retained Earnings                               44,090              41,360
   Treasury Stock, 906,928 shares and
      965,580 shares, held at cost 6/30/02
      and 12/31/01, respectively                  (15,407)            (14,290)
   Unearned ESOP shares                            (1,450)                  -
   Accumulated Other Comprehensive Income             923                 769
                                                 --------            --------
TOTAL STOCKHOLDERS' EQUITY                         46,525              45,151
                                                 --------            --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $604,247            $585,729
                                                 ========            ========




COVEST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands, except per             THREE MONTHS ENDED    SIX MONTHS ENDED
 share data)                                   JUNE 30,  JUNE 30,  JUNE 30,  JUNE 30,
                                                 2002      2001      2002      2001
INTEREST INCOME                                -------   -------   -------   -------
   Loans and Leases Receivable                 $ 8,301   $ 9,685   $17,282   $20,181
   Mortgage-Backed and Related Securities           52        95       114       225
   Taxable Securities                              493       478       907       890
   Tax Exempt Securities                            63        92       126       184
   Other Interest and Dividend Income              192       403       312       591
                                               -------   -------   -------   -------
   Total Interest Income                         9,101    10,753    18,741    22,071
INTEREST EXPENSE
   Deposits                                      3,191     5,113     6,433    10,697
   Advances from Federal Home Loan Bank            711       703     1,415     1,574
   Other Borrowed Funds                             59       124       150       305
                                               -------   -------   -------   -------
   Total Interest Expense                        3,961     5,940     7,998    12,576
                                               -------   -------   -------   -------
NET INTEREST INCOME                              5,140     4,813    10,743     9,495
   Provision for Loan Losses                       164       250       636       500
                                               -------   -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                   4,976     4,563    10,107     8,995
NON-INTEREST INCOME
   Loan Charges and Servicing Fees                 218       270       441       473
   Loan Prepayment Fees                            494       292       956       338
   Mortgage Banking Fees                           137       203       268       360
   Deposit Related Charges and Fees                308       294       606       552
   Gain/(Loss) on Sale of Securities/Loans           -        (1)       74       375
   Insurance and Annuity Commissions                 7        31        23        46
   Other                                            89        58       121       121
                                               -------   -------   -------   -------
   Total Non-Interest Income                     1,253     1,147     2,489     2,265
NON-INTEREST EXPENSE
   Compensation and Benefits                     1,849     1,650     3,737     3,205
   Commissions and Incentives                      145       285       338       622
   Occupancy and Equipment                         472       470       957       959
   Federal Deposit Insurance Premium                20        21        40        44
   Data Processing                                 266       280       526       498
   Advertising                                     204       255       410       401
   Other Real Estate Owned                          73        83       273        80
   Amortization of Goodwill                         51        51       103       102
   Amortization of Mortgage Servicing Rights        18        28        44        35
   Other                                           475       536       964     1,005
                                               -------   -------   -------   -------
   Total Non-Interest Expense                    3,573     3,659     7,392     6,951
                                               -------   -------   -------   -------
INCOME BEFORE INCOME TAXES                       2,656     2,051     5,204     4,309
Income Tax Provision                              (976)     (739)   (1,911)   (1,562)
                                               -------   -------   -------   -------
NET INCOME                                     $ 1,680   $ 1,312   $ 3,293   $ 2,747
                                               =======   =======   =======   =======
Basic Earnings per Share                         $0.49     $0.34     $0.96     $0.71
Diluted Earnings per Share                       $0.47     $0.33     $0.91     $0.70

Comprehensive Income                           $ 1,976   $ 1,397   $ 3,447   $ 3,317

COVEST BANCSHARES, INC.
AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated. (Dollars in Thousands)

                                                               THREE MONTHS ENDED
                                     -------------------------------------------------------------------
                                                JUNE 30, 2002                     JUNE 30, 2001
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 53,045    $   784      5.91%    $ 37,564   $   707     7.53%
  Multi-Family Loans(A)(B)              226,610      3,465      6.12      185,345     3,614     7.80
  Commercial Real Estate Loans(A)(B)     78,944      1,407      7.13       84,036     1,729     8.23
  Construction Loans(A)(B)               48,437        865      7.14       51,603     1,285     9.96
  Commercial/Muni Leases(B)               1,288         20      6.21        3,594        55     6.12
  Mortgage Loans(A)(B)                   55,439      1,036      7.47       63,677     1,248     7.84
  Consumer Loans (A)                     43,273        725      6.70       49,276     1,047     8.50
  Securities                             47,177        588      4.99       42,735       618     5.78
  Mortgage-Backed and Related
    Securities                            2,906         52      7.16        5,366        95     7.08
  Equity Investments                      9,405        121      5.15        8,268       121     5.85
  Other Investments                      17,686         71      1.61       26,814       282     4.21
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $584,210    $ 9,134      6.25%    $558,278   $10,801     7.74%
Non-Interest Earning Assets              19,613                            18,736
                                       --------                          --------
  TOTAL ASSETS                         $603,823                          $577,014
                                       ========                          ========
INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 30,349    $   101      1.33%    $ 23,952   $    81     1.35%
  Savings                                69,520        434      2.50       43,137       269     2.49
  Money Market                          101,601        440      1.73      119,506     1,091     3.65
  Certificates of Deposits              170,067      1,642      3.86      171,830     2,573     5.99
  Jumbo CDs                               3,673         22      2.40        9,619       141     5.86
  Purchased CDs                          62,327        552      3.54       60,746       958     6.31
  FHLB Advances                          67,000        711      4.25       45,000       703     6.25
  Other Borrowed Funds                   10,260         59      2.30       12,095       124     4.10
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $514,797    $ 3,961      3.08%    $485,885   $ 5,940     4.89%
Non-Interest Bearing Deposits            32,014                            27,350
Other Liabilities                        11,002                            14,869
                                      ---------                          --------
TOTAL LIABILITIES                      $557,813                          $528,104
Stockholders' Equity                     46,010                            48,910
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $603,823                          $577,014
                                       ========                          ========
NET INTEREST INCOME                                $ 5,173                          $ 4,861
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    3.17%                           2.85%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.54%                           3.48%
                                                                ====                            ====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.

COVEST BANCSHARES, INC.
AVERAGE BALANCE SHEET
The following table sets forth certain information related to the Company's average balance sheet.  It reflects the average yield on assets and average cost of liabilities for the periods indicated, on a fully tax equivalent basis, as derived by dividing income or expense by the average daily balance of assets or liabilities, respectively, for the periods indicated.  (Dollars in thousands)

                                                                 SIX MONTHS ENDED
                                     -------------------------------------------------------------------
                                                JUNE 30, 2002                    JUNE 30, 2001
                                     --------------------------------- ---------------------------------
                                        AVERAGE                AVERAGE    AVERAGE             AVERAGE
                                        BALANCE   INTEREST   YIELD/COST   BALANCE  INTEREST  YIELD/COST
                                       --------   --------   ----------   -------  --------  ----------
INTEREST EARNING ASSETS:
  Commercial Loans(A)(B)               $ 51,869    $ 1,537      5.93%    $ 37,652   $ 1,475     7.83%
  Multi-Family Loans(A)(B)              228,432      7,284      6.38      179,832     7,067     7.86
  Commercial Real Estate Loans(A)(B)     80,067      2,907      7.26       81,515     3,350     8.22
  Construction Loans(A)(B)               51,578      1,894      7.34       50,148     2,518    10.04
  Commercial/Muni Leases(B)               1,449         44      6.07        4,198       126     6.00
  Mortgage Loans(A)(B)                   56,491      2,130      7.54       88,710     3,436     7.75
  Consumer Loans (A)                     44,121      1,485      6.73       50,383     2,209     8.77
  Securities                             43,354      1,099      5.07       39,620     1,169     5.90
  Mortgage-Backed and Related
    Securities                            3,112        114      7.33        6,481       225     6.94
  Equity Investments                      9,267        237      5.11        8,235       246     5.97
  Other Investments                       9,393         75      1.60       15,953       345     4.33
                                       --------    -------      ----     --------   -------     ----
Total Interest-Earning Assets          $579,133    $18,806      6.49%    $562,727   $22,166     7.88%
Non-Interest Earning Assets              19,135                            18,307
                                       --------                          --------
  TOTAL ASSETS                         $598,268                          $581,034
                                       ========                          ========

INTEREST-BEARING LIABILITIES:
  Interest-Bearing Checking            $ 29,860    $   198      1.33%    $ 23,409   $   145     1.24%
  Savings                                63,985        794      2.48       42,756       529     2.47
  Money Market                          105,111        904      1.72      120,768     2,552     4.23
  Certificates of Deposits              170,276      3,416      4.01      168,851     5,117     6.06
  Jumbo CDs                               6,366         84      2.64        9,433       286     6.06
  Purchased CDs                          55,676      1,037      3.73       64,016     2,068     6.46
  FHLB Advances                          66,088      1,415      4.28       50,359     1,574     6.25
  Other Borrowed Funds                   13,009        150      2.32       12,799       305     4.79
                                      ---------    -------      ----     --------   -------     ----
Total Interest-Bearing Liabilities     $510,371    $ 7,998      3.13%    $492,391   $12,576     5.11%
Non-Interest Bearing Deposits            31,553                            25,911
Other Liabilities                        10,536                            14,140
                                      ---------                          --------
TOTAL LIABILITIES                      $552,459                          $532,442
Stockholders' Equity                     45,809                            48,592
                                       --------                          --------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                $598,268                          $581,034
                                       ========                          ========
NET INTEREST INCOME                                $10,808                          $ 9,590
                                                   =======                          =======
NET INTEREST RATE SPREAD (C)                                    3.36%                           2.77%
                                                                ====                            ====
NET INTEREST MARGIN (D)                                         3.73%                           3.41%
                                                                ====                            ====
(A) Includes cash basis loans.
(B) Includes deferred fees/costs.
(C) Interest Rate Spread is calculated by subtracting the average cost of interest-bearing liabilities from the average rate on interest-earning assets.
(D) Net Interest Margin is calculated by dividing net interest income by average interest-earning assets.